SUB-ITEM 77C:    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 25, 2016 a Special Meeting of Shareholders of the Gardner Lewis Investment Trust - Chesapeake Growth Fund (the "Growth Fund") was held for the purpose of voting on the following Proposal:
Proposal 1:  A proposal to approve an Agreement and Plan of Reorganization – by and between the Gardner Lewis Investment Trust - Chesapeake Growth Fund and the Gardner Lewis Investment Trust Chesapeake Core Growth Fund (the "Core Growth Fund"), providing for the reorganization of the Growth Fund into the Core Growth Fund.
The total number of shares of the Growth Fund present in person or by proxy represented approximately 52.91% of the shares entitled to vote at the Special Meeting.

The shareholders of the Growth Fund voted to approve the Proposal.  The votes cast with respect to the Proposal were as follows:

	Number of Shares	% Voted
For:	375,673.672	52.91%
Against:	0	0.00%
Abstain:	0	0.00%
Broker No Votes:	30,217.000	4.26%

On May 25, 2016 a Special Meeting of Shareholders of the Gardner Lewis Investment Trust - Chesapeake Core Growth Fund (the "Core Growth Fund") was held for the purpose of voting on the following Proposal:
Proposal 1:  Proposal to approve a proposed Agreement and Plan of Reorganization pursuant to which the Core Growth Fund would be reorganized into a corresponding series of The Chesapeake Investment Trust, a newly established Delaware Statutory Trust.

The total number of shares of the Core Growth Fund present in person or by proxy represented approximately 86.32% of the shares entitled to vote at the Special Meeting.

The shareholders of the Core Growth Fund voted to approve the Proposal.  The votes cast with respect to the Proposal were as follows:

	Number of Shares	% Voted
For:	517,912.076	61.10%
Against:	2,477.000	0.31%
Abstain:	2,055.000	0.25%
Broker No Votes:	175,000.000	21.66%

Proposal 2.1:  A proposal to amend to the Core Growth Fund's fundamental investment restriction regarding senior securities.

The total number of shares of the Core Growth Fund present in person or by proxy represented approximately 63.98% of the shares entitled to vote at the Special Meeting.

The shareholders of the Core Growth Fund voted to approve the Proposal.  The votes cast with respect to the Proposal were as follows:

	Number of Shares	% Voted
For:	516,971.076	63.98%
Against:	3,417.000	0.42%
Abstain:	2,055.000	0.25%
Broker No Votes:	175,001.000	21.66%

Proposal 2.2:  A proposal to amend to the Core Growth Fund's fundamental investment restriction regarding diversification.

The total number of shares of the Core Growth Fund present in person or by proxy represented approximately 86.32% of the shares entitled to vote at the Special Meeting.

The shareholders of the Core Growth Fund voted to approve the Proposal.  The votes cast with respect to the Proposal were as follows:

	Number of Shares	% Voted
For:	516,493.076	63.93%
Against:	3,894.000	0.48%
Abstain:	2,055.000	0.25%
Broker No Votes:	175,002.000	21.66%

Proposal 2.3:  A proposal to amend the Core Growth Fund's fundamental investment restriction regarding concentration.

The total number of shares of the Core Growth Fund present in person or by proxy represented approximately 86.32% of the shares entitled to vote at the Special Meeting.

The shareholders of the Core Growth Fund voted to approve the Proposal.  The votes cast with respect to the Proposal were as follows:

	Number of Shares	% Voted
For:	516,742.076	63.96%
Against:	3,645.000	0.45%
Abstain:	2,055.000	0.25%
Broker No Votes:	175,002.000	21.66%

Proposal 2.4:  A proposal to eliminate the Core Growth Fund's fundamental investment restriction regarding exercising control.

The total number of shares of the Core Growth Fund present in person or by proxy represented approximately 86.32% of the shares entitled to vote at the Special Meeting.

The shareholders of the Core Growth Fund voted to approve the Proposal.  The votes cast with respect to the Proposal were as follows:

	Number of Shares	% Voted
For:	516,742.076	63.96%
Against:	3,645.000	0.45%
Abstain:	2,055.000	0.25%
Broker No Votes:	175,002.000	21.66%

Proposal 2.5:  A proposal to amend the Core Growth Fund's fundamental investment restriction regarding commodities/real estate.

The total number of shares of the Core Growth Fund present in person or by proxy represented approximately 86.32% of the shares entitled to vote at the Special Meeting.

The shareholders of the Core Growth Fund voted to approve the Proposal.  The votes cast with respect to the Proposal were as follows:

	Number of Shares	% Voted
For:	516,742.076	63.96%
Against:	3,645.000	0.45%
Abstain:	2,055.000	0.25%
Broker No Votes:	175,002.000	21.66%

Proposal 2.6:  A proposal to amend the Core Growth Fund's fundamental investment restriction regarding underwriting.

The total number of shares of the Core Growth Fund present in person or by proxy represented approximately 86.32% of the shares entitled to vote at the Special Meeting.

The shareholders of the Core Growth Fund voted to approve the Proposal.  The votes cast with respect to the Proposal were as follows:

	Number of Shares	% Voted
For:	516,742.076	63.96%
Against:	3,645.000	0.45%
Abstain:	2,055.000	0.25%
Broker No Votes:	175,002.000	21.66%

Proposal 2.7:  A proposal to eliminate the Core Growth Fund's fundamental investment restriction regarding underwriting.

The total number of shares of the Core Growth Fund present in person or by proxy represented approximately 86.32% of the shares entitled to vote at the Special Meeting.

The shareholders of the Core Growth Fund voted to approve the Proposal.  The votes cast with respect to the Proposal were as follows:

	Number of Shares	% Voted
For:	515,373.076	63.79%
Against:	5,014.000	0.62%
Abstain:	2,055.000	0.25%
Broker No Votes:	175,002.000	21.66%

Proposal 2.8:  A proposal to eliminate the Core Growth Fund's fundamental investment restriction regarding investments in other investment companies.

The total number of shares of the Core Growth Fund present in person or by proxy represented approximately 86.32% of the shares entitled to vote at the Special Meeting.

The shareholders of the Core Growth Fund voted to approve the Proposal.  The votes cast with respect to the Proposal were as follows:

	Number of Shares	% Voted
For:	515,851.076	63.85%
Against:	4,537.000	0.56%
Abstain:	2,055.000	0.25%
Broker No Votes:	175,001.000	21.66%

Proposal 2.9:  A proposal to eliminate the Core Growth Fund's fundamental investment restriction regarding puts, calls and futures contracts.

The total number of shares of the Core Growth Fund present in person or by proxy represented approximately 86.32% of the shares entitled to vote at the Special Meeting.

The shareholders of the Core Growth Fund voted to approve the Proposal.  The votes cast with respect to the Proposal were as follows:

	Number of Shares	% Voted
For:	515,373.076	63.79%
Against:	5,014.000	0.62%
Abstain:	2,055.000	0.25%
Broker No Votes:	175,002.000	21.66%

Proposal 2.10:  A proposal to amend the Core Growth Fund's fundamental investment restriction regarding loans.

The total number of shares of the Core Growth Fund present in person or by proxy represented approximately 86.32% of the shares entitled to vote at the Special Meeting.

The shareholders of the Core Growth Fund voted to approve the Proposal.  The votes cast with respect to the Proposal were as follows:

	Number of Shares	% Voted
For:	515,373.076	63.79%
Against:	5,014.000	0.62%
Abstain:	2,055.000	0.25%
Broker No Votes:	175,002.000	21.66%

Proposal 3.01:  A proposal to elect Theo H. Pitt, Jr. as Trustee.

The total number of shares of the Core Growth Fund present in person or by proxy represented approximately 86.32% of the shares entitled to vote at the Special Meeting.

The shareholders of the Core Growth Fund voted to approve the Proposal.  The votes cast with respect to the Proposal were as follows:

	Number of Shares	% Voted
For:	669,802.076	82.90%
Against:	27,642.000	3.42%
Abstain:	0	0.00%
Broker No Votes:	0	0.00%

Proposal 3.02:  A proposal to elect James H. Speed, Jr. as Trustee.

The total number of shares of the Core Growth Fund present in person or by proxy represented approximately 86.32% of the shares entitled to vote at the Special Meeting.

The shareholders of the Core Growth Fund voted to approve the Proposal.  The votes cast with respect to the Proposal were as follows:

	Number of Shares	% Voted
For:	664,482.076	83.48%
Against:	22,962.000	2.84%
Abstain:	0	0.00%
Broker No Votes:	0	0.00%

Proposal 3.03:  A proposal to elect W. Whitfield Gardner as Trustee.

The total number of shares of the Core Growth Fund present in person or by proxy represented approximately 86.32% of the shares entitled to vote at the Special Meeting.

The shareholders of the Core Growth Fund voted to approve the Proposal.  The votes cast with respect to the Proposal were as follows:

	Number of Shares	% Voted
For:	667,628.076	82.63%
Against:	29,816.000	3.69%
Abstain:	0	0.00%
Broker No Votes:	0	0.00%